EXHIBIT 10.3

                             MASTER LOAN AGREEMENT


     THIS LOAN AGREEMENT, dated as of the 29th day of August, 1994 (the "Loan Agreement" or "Agreement"), is made by and between Heftler Realty Co., a Florida corporation ("Borrower"), with its principal offices at 9450 Sunset Drive, Miami, FL 33173, and NationsBank of Florida, N.A., a national banking association organized and existing under the laws of the United States, with its offices located at Suite 101, 701 West Cypress Creek Road, Fort Lauderdale, Florida 33309 ("Bank").

                                  RECITALS

     A. Borrower has applied to Bank for a revolving line of credit loan in the principal amount of $8,000,000.00 (the "Construction Line") to be used for the purpose of acquiring and developing single family and townhouse lots as well as the construction of Units thereon in Approved Projects located in Broward and Dade County, Florida, as well as the issuance of Letters of Credit to serve as performance bonds for projects financed with such loan facility (and for the letter of credit guaranty of payment in the amount of $2,300,000.00 to the master developer for the Pembroke Shores project) [the foregoing collectively referred to herein as the "Loan"].

     B. Bank has agreed to establish a Borrowing Base secured by the assets of the Borrower and the property described in the Mortgage under which the Borrower may acquire and develop land and construct Units thereon pursuant to the plans, specifications, terms, and conditions approved by Bank.

     C. Bank is willing to make the Loan described above based on the terms and conditions set forth in this Loan Agreement and in the Loan Documents referred to herein.

     NOW, THEREFORE, in consideration of the premises, of the loan advances which may be agreed to by Bank and Borrower hereinafter and the Note, Mortgage and other Loan Documents given by Borrower in evidence thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank hereby agree as follows:


                                  ARTICLE I
                                 Definitions

     1.1  For the purposes hereof:

          (a) "Approved Projects" means the collective reference to the developments identified in Section 2.3 of this Agreement, together with the Land, the Improvements, rights, property, and appurtenances as defined, described or identified in the Mortgage, and means, as the context may require, an individual Unit, as well as the aggregate of all such Units.

          (b) "Architect" means such licensed architect or architectural firm (if not the Borrower) which will serve as Borrower's supervising architect. Borrower shall retain a supervising architect who will perform various services in connection with the construction of Improvements on behalf of Borrower under a "full-service" contract with Borrower for each Approved Project. Bank's construction consultant and Borrower's Architect shall not be the same person or firm.

          (c) "Borrower's Representative" means the person or persons designated in writing to Bank by Borrower as being authorized to submit Draw Requests on Borrower's behalf per the Borrowing Base Certificate and to consent to changes in the Cost Breakdown. Unless and until changed by written notice to Bank, Borrower designates Joel Kovin and Roger Heftler as its Borrower's Representative(s).

          (d) "Borrowing Base" means the value of collateral against which Loan proceeds are disbursed as described on the Borrowing Base Certificate.

          (e) "Borrowing Base Availability" means availability of funding under the Borrowing Base as computed on the Borrowing Base Schedule "A" attached hereto as Exhibit "2".

          (f) "Borrowing Base Certificate" means the certificate set forth on Exhibit "1" attached hereto which annexes Exhibits "2", "3" and "4" defining the monthy available funding.

          (g) "Closing Date" means the date as of which this Loan Agreement is executed by Borrower and Bank.

          (h) "Collateral" means the Mortgaged Property, Rents, Intangible Property, Corporate Assets and other property and property rights as defined in and encumbered by the Mortgage and Security Agreements both of even date herewith.

          (i) "Commitment" means Bank's commitment letter to Borrower dated July 28, 1994 and all amendments thereto. The parties intend that this Agreement and the Loan Documents shall supersede and replace the Commitment.

          (j) "Construction Documents" means the stipulated sum construction contract between Borrower and the General Contractor, if a General Contractor is engaged, and all other contracts, plans or documents concerning the construction of the Improvements and any addenda, amendments or modifications thereto. The Construction Documents shall include a hard cost breakdown and a maximum fixed cost for the performance of all services, labor, and materials furnished thereunder.

          (k) "Construction Inspector" means the architectural or engineer-ing firm or such party which Bank shall designate to perform various services on behalf of Bank. The services to be performed by Bank's Construction Inspector shall include the issuance of reports and certification solely for the benefit of Bank and shall not impose upon Bank any obligation to make inspections, or to correct or require any other person to correct any defects, or to notify any person with respect to such defects, review of the Plans and all proposed changes to them, preparation of a "cost breakdown" construction analysis, periodic inspection of construction and development work for conformity with the Plans and approval of Draw Requests.

          (l) "Construction Line" means the $8,000,000.00 of the Loan amount available for acquisition and development of single family and townhouse lots and the construction of Units thereon.

          (m) "Cost" means the costs submitted by Borrower to Bank which are reviewed and approved by Bank.

          (n) "Cost Breakdown" means the detailed trade breakdown of the cost of constructing the Improvements and an itemization of non-construction and Land costs, all as approved by Bank from time to time.

          (o) "Default" means a violation of any term, covenant, or condition hereunder or a Default as defined under any of the other Loan Documents.

          (p) "Default Condition" means the occurrence or existence of an event or condition which, upon the giving of notice or the passage of time, or both, would constitute a Default.

          (q) "Draw Request" means a written request for any disbursement of Loan proceeds, which shall be submitted for each requested disbursement as set forth in Article V and VI hereof, in accordance with the Request for Funding form attached hereto as Exhibit "5".

          (r) "Engineer" means such licensed engineer or engineering firm (if not the Borrower) which will serve as Borrower's supervising engineer in accordance with the Plans for each Approved Project.

          (s) "Financing Statements" means the UCC financing statements filed in order to perfect Bank's lien on certain personal property and corporate assets as more particularly described therein.

          (t) "Firm Contract" means an arm's length, bona-fide binding contract for purchase and sale, in form and content satisfactory to Bank, for the sale of a Unit to a purchaser unaffiliated and unrelated to Borrower under which (i) Borrower has received a cash deposit equal to a minimum of five (5%) percent; (ii) Borrower is not obligated to provide any purchase-money financing, (iii) all applicable statutory cancellation or rescission periods have expired, (iv) there are no contingencies other than a first mortgage financing contingency for which Borrower has confirmed to Lender that purchaser has made a mortgage application, (v) the closing date for the contract is within thirty (30) days of the date of issuance of the Certifi-cate of Occupancy for the Unit.

          (u) "General Contractor" means the Borrower (or such licensed general contractor or contracting firm as to site development work) who will serve as the general contractor in accordance with the Construction Documents.

          (v) "Governmental Authorities" means any local, state, or federal governmental agency, regulatory body or office, or any quasi-governmental office (including health and environmental), or any officer or official of any such agency, office, or body whose consent or approval is required as a prerequisite to the commencement of the construction of the Improvements or to the operation and occupancy of the Improvements or the Approved Project or to the performance of any act or obligation or the observance of any agreement, provision or condition of whatsoever nature herein contained.

          (w) "Improvements" means all site development and Units constructed or to be constructed on the Land as defined in the Mortgage, together with all fixtures and appurtenances now or later to be located on the Land and/or in such Improvements.

          (x) "Land" means the real property described in the Mortgage at the inception of the Loan and as may be later included by modification and spreader agreement.

          (y) "Letters of Credit" means the $5,000,000.00 committed by Bank for standby letters of credit issued for the account of the Borrower through the actions of the Bank, as the same may be transferred, renewed, modified, amended or restated from time to time in the manner provided therein, which shall serve as performance bonds for the Approved Projects (and for the letter of credit guaranty of payment in the amount of $2,300,000.00 to the master developer for the Pembroke Shores project).

          (z) "Loan Documents" means this Loan Agreement, the Note and any funding agreement, the Mortgage, the Financing Statements, and any other document or writing executed in connection therewith or in furtherance thereof.

          (aa) "Model Unit" means a Unit constructed and furnished initially for inspection by prospective purchasers.

          (bb) "Mortgage" means the Real Estate Mortgage, Assignment and Security Agreement of even date herewith executed by Borrower for the benefit of Bank encumbering the Collateral (as defined in the Mortgage), and any extensions, modifications, renewals or replacements thereof.

          (cc) "Note" means the promissory note dated as of the Closing Date executed by Borrower in favor of Bank in the amount of $8,000,000.00 as well as any promissory note, sub-note, or other notes issued by Borrower in substitution, replacement, extension, future advance, amendment or renewal of the Note or any such promissory note or notes.

          (dd) "Permitted Encumbrances" means those liens, encumbrances, easements and other matters defined in the Mortgage as "Permitted
Encumbrances".

          (ee) "Plans" means plans and specifications for the construction of the Improvements submitted to and approved by Bank from time to time, and including such amendments thereto as may from time to time be made by Borrower and approved by Bank.

          (ff) "Pre-Sold Unit" means a Unit owned by Borrower and covered by a Firm Contract.

          (gg) "Security Documents" means the Mortgage, the Financing Statements, and any other instrument executed to establish and perfect Bank's lien, and any extensions, modifications, renewals, or replacements thereof.

          (hh) "Spec Unit" means a Unit owned by the Borrower for which a Firm Contract has not been received or approved and which is not used as a Model Unit.

          (ii) "Subsequently Approved Project" means the collective reference to the developments subsequently approved by Bank for inclusion under the Borrowing Base, together with the Land, the Improvements, rights, property, and appurtenances as defined, described or identified in the Mortgage (as spread upon the Subsequently Approved Project), and means, as the context may require, an individual Unit, as well as the aggregate of all such Units. If the proposed project meets the criteria set forth in Article III herein and is located in either Broward or Dade County, Florida, such project shall be designated a Subsequently Approved Project. With respect to projects owned by Borrower not meeting the criteria set forth in Article III herein and not located in such Counties, approval of the project shall be at Bank's sole discretion and Bank shall under no circumstances be obligated to disburse Loan proceeds except as expressly set forth in this Loan Agreement.

          (jj) "Title Policy" means the mortgagee title policy meeting the requirements of this Loan Agreement.

          (kk) "Unit" means a portion of the Land and its respective improvements constituting a single family or townhouse dwelling unit.

     Capitalized terms not defined in this Loan Agreement shall have the meanings ascribed to them in the Mortgage.


                                 ARTICLE II
                                  The Loan

          2.1 Loan Terms. Subject to the terms and conditions of this Loan Agreement, Bank will lend and Borrower will borrow up to a principal sum of $8,000,000.00 which borrowing shall be evidenced by the Note. Also, all of the terms, definitions, conditions, and covenants of the Note, the Mortgage, and any other documents executed in connection therewith or pursuant thereto are expressly made a part of this Loan Agreement by reference in the same manner and with the same effect as if set forth herein at length and shall have the meaning set forth in such instrument(s) unless otherwise defined herein.

          2.2 Revolving Loan. The Loan is a revolving line of credit and the principal amount outstanding under the Loan may increase or decrease from time to time as Borrower draws and repays Loan funds thereunder. Provided Borrower is not in default, outstanding amounts under the Loan may be repaid or reborrowed from time to time subject to the terms, conditions and limitations set forth in this Agreement, but the principal balance of the Loan outstanding from time to time shall not exceed the original, principal amount of the Note.

          2.3 Loan Purpose. The purpose of the Loan is to finance the acquisition and development of single family and townhouse lots and the construction of Units thereon in certain Approved Projects known as Lago Mar South, Lago Mar South - First Addition, Lago Mar South - 2nd Addition and Sunlake Estates all located in Dade County, Florida, and Chapel Trail, Pembroke Shores and Miramar Gardens, all located in Broward County, Florida, and Subsequently Approved Projects. Loan proceeds in the amount of $8,000,000.00 shall be used solely to fund acquisition, development and construction of Units described above for which Bank has approved the Plans. In addition to the Loan, $5,000,000.00, shall be available for standby letters of credit to serve a performance bonds for the Approved Projects and Subsequently Approved Projects (and for the letter of credit guaranty of payment in the amount of $2,300,000.00 to the master developer for the Pembroke Shores project).

          2.4 Borrowing Base Availability: Limitations on Use of Loan Proceeds. Bank will disburse Loan proceeds for the purposes set forth above subject to the terms and conditions of this Loan Agreement and the following limitations. Availability for the Construction Line and Letters of Credit shall not exceed the sum of the amounts determined by the following formulas, less any amount of issued Letters of Credit.

          (a) Miramar Gardens: Twenty (20%) percent of the purchase price of the real property.

          (b) Land Under Development: Fifty (50%) percent of Cost. [For any new land parcel to continue to be included in the Borrowing Base, final site plan development must be submitted for approval to the appropriate county within ninety (90) days, approval must be received within one hundred eighty
(180) days, and development must start within ninety (90) days of final site plan approval on the initial phase of each project.]

          (c) Fully Developed Lots: ("Fully Developed Lots" are defined as lots upon which a Certificate of Occupancy for a completed dwelling can be obtained.) Sixty five (65%) percent of Cost.

          (d) Site Development: Seventy five (75%) percent of development Costs per project.

          (e) Direct Overhead: Seventy five (75%) percent of Costs per project.

          (f)  Construction: One hundred percent (100%) of Cost.

To the extent that the total of advances outstanding under the Borrowing Base at any time exceeds the Borrowing Base Availability, Borrower shall within ten (10) days written notice from Bank prepay the Loan to such an extent. Borrower's investments in subsidiaries, affiliates and joint ventures will be excluded from the Borrowing Base (except for payments made under the master development contract for improvments associated with HHP Venture, a Florida partnership, for the development of Pembroke Shores).

          2.5 Letters of Credit. Bank will issue standby letters of credit for Borrower to serve as performance bonds for Approved Projects in amounts not to cumulatively exceed $5,000,000.00. All Letters of Credit issued shall be reduced and/or cash secured so as not to exceed the amount available under the Borrowing Base. Issued Letters of Credit shall be deducted from the Borrowing Base Availability to determine amounts available for funding under the Construction line. No Letter of Credit may have an expiry beyond thirty (30) days before the maturity of the Loan unless such Letter of Credit is cash secured.

          2.6 Construction Line Limitations. The following limitations shall apply to the use of Loan proceeds for the construction of Units under the Construction line:

          (a) Proceeds for the construction of Units shall be limited to fifteen (15) single family Spec and Model Units per Approved Project, not to exceed forty five (45) in the aggregate, and a total of fifteen (15) townhouse Spec and Model Units, at any one time, with the balance of proceeds available for the construction of Pre-Sold Units.

          (b) If the Borrower exceeds the limits set forth in Paragraph 2.6(a), then additional Spec and Model Unit construction shall be excluded from the Borrowing Base. All Pre-Sold Units upon which the sales contract has been canceled due to the default of the buyer and which are available for sale, shall become designated as a Spec Unit.

          (c) Excluding Model Units, each individual Unit financed under the Loan shall only be included in the Borrowing Base for a period not to exceed twelve (12) months from the date construction commences.

          2.7 Loan Maturity. The maturity date of the Loan is August 29, 1996. On the Loan Maturity Date, all sums outstanding under the Loan shall be immediately due and payable, and the Bank's obligation to fund shall cease and terminate. At Borrower's request and at Bank's option, the Loan may be extended annually to maintain a two (2) year term. Request for such an extension must be made after receipt by Bank of the annual audited statement of the Borrower and at least ninety (90) days prior to each anniversary date of the Note.

          2.8 Future Availability Under the Construction Line. At Borrower's request and provided Borrower is not in default under the Loan, Bank shall increase the amount of the Construction Line to $12,000,000.00.


                                 ARTICLE III
             Criteria for Acquisition and Development Financing

     Bank's obligations to create Approved Projects shall be expressly conditioned upon satisfaction of the following conditions, or execution and/or delivery to Bank of the following items, all in form and substance reasonably satisfactory to Bank and Bank's counsel:

          3.1 Plans and Specifications. As to the development of Land and as to each Unit type, two sets of the Plans which have been approved by Borrower. The Plans must include architectural, structural, mechanical, plumbing, electrical and site development (including storm drainage, utility lines, mitigation, erosion control and landscaping) plans and specifications, as appropriate. The Plans for Units must have been architecturally and structurally approved by prevailing authorities and agencies and the existing homeowners' associations (if applicable). The Plans for site development must incorporate the recommendations of the soil testing report.

          3.2 Concurrency Approval. Documentary evidence, satisfactory to Bank and its counsel, that Borrower's development proposal for the Approved Project and the construction of the Improvements are consistent with concurrency requirements and other applicable provisions of the local comprehensive plan and local land development regulations, as defined and required by the Local Government Comprehensive Planning and Land Development Regulations Act, Florida Statutes Section 163.3161, et seq.

          3.3 Zoning Evidence: Written evidence from the appropriate governmental authority that the zoning of the property is proper for its intended use.

          3.4 Utilities Evidence. Written Evidence from the appropriate Water Management District and all other necessary utility providers that there is available capacity for water and sewer service to the Units as well as the availability of electric and telephone service to the proposed Units.

          3.5 Plat Approval. A copy of the recorded plat or if such plat is unrecorded, a copy of the approved preliminary plat.

          3.6 Soil Tests. A certificate of a qualified engineer addressed to Bank stating that any necessary soil testing has been performed and soil conditions are satisfactory for the proposed development.

          3.7 Cost Breakdown. A detailed cost breakdown for all costs associated with the construction of Units (all product types) and site development. Upon receipt of the foregoing, Bank will order the appraisal (as described in Paragraph 4.24 (with respect to any new product type, an appraisal for such type must be received and approved by Bank prior to being eligible for inclusion in the Borrowing Base).

          3.8 Profit Proforma. A written proforma outlining the anticipated profit associated with the intended development and construction of Units on the property.

          3.9 Environmental Report. An environmental assessment of the Land and Improvements performed at Borrower's expense by a licensed engineer or other environmental consultant satisfactory to Bank stating that:

          (a) The Land is not located within any area designated as a hazardous substance site by any governmental authority;

          (b) No hazardous or toxic wastes or other materials or substances regulated, controlled, or prohibited by any federal, state, or local environmental laws, including but not limited to asbestos, are located on the Land or Improvements; and

          (c) The Land has not been cited or investigated in the past for any violation of any such laws, regulations, or ordinances.

     If the Environmental assessments shall reveal any condition unacceptable to Bank, Bank shall be relieved of any obligation to approve the project for funding under the Loan. If the environmental assessment recommends, or if Bank so requests, in its sole and absolute discretion, a Phase II audit, additional testing or remedial action, Borrower, at its sole cost and expense shall promptly conduct such additional audits and testing and/or provide evidence that all necessary actions have been taken to remove any hazardous substance contamination and/or restore the site to a condition acceptable to Bank and all governmental agencies.

          3.10 Site Plan. Final site plan development must be submitted for approval to the appropriate County within ninety (90) days, approval must be received within one hundred eighty (180) days, and development must start within ninety (90) days of final site plan approval on the initial phase of such project.

          3.11 General Conditions. Subsequent Approved Projects shall be subject to the following criteria for inclusion under the Borrowing Base:

          (a) Location. Acquisition financing of projects outside of Dade and Broward Counties may be approved by Bank on an individual basis in Bank's sole and absolute discretion.

          (b) Land Acquisition Costs. Land Acquisition Costs in excess of $5,400,000.00 per project shall be excluded.

          (c) Developed Lot Acquisition Costs. Developed lot acquisition costs in excess of $7,500,000.00 per project shall be excluded.

          (d) Development Costs. Development costs in excess of $6,500,000.00 per project shall be excluded.

          (e) Lot Costs. The costs of developed lots shall not exceed $50,000.00 per lot.

          (f) Sales Price. The sales price of the proposed product shall not exceed $200,000.00 per Unit.

          (g) Fee Simple. The product must be for sale with fee simple title.

          (h) Height. The single family product must not exceed two (2) stories in height however Bank will consider three (3) story products at Borrower's request.


                                 ARTICLE IV
                       General Pre-Closing Conditions

     Bank's obligations to close the loan shall be expressly conditioned upon satisfaction of the following conditions, or execution and/or delivery to Bank of the following items, all in form and substance reasonably satis-factory to Bank and Bank's counsel:

     4.1 Note. The original Note, properly executed, shall have been delivered to Bank.

     4.2 Mortgage. The Mortgage, which shall be a first lien on the Land and Improvements, shall have been properly executed in recordable form and delivered to Bank.

     4.3 Indemnity: The Hazardous Substance Certificate and Indemnifica-tion Agreement, properly executed by Borrower shall have been delivered to Bank.

     4.4 Financing Statements. The Financing Statements on forms approved for filing in the appropriate state and local filing offices shall have been properly executed.

     4.5 Title Policy. A standard ALTA mortgagee title policy insuring the lien of the Mortgage as a first priority lien encumbering the Land and Improvements from a company or from companies approved by Bank (including any reinsurance agreements required by Bank, together with direct access provisions in favor of Bank): (1) providing coverage for the full principal amount of the Loan, (2) providing a variable rate endorsement, if appropri-ate, the Form 9 Endorsement, the Revolving Loan Endorsement, the Survey Endorsement, and any other endorsements requested by Bank, (3) deleting all "standard" exceptions except taxes for the current year, (4) insuring all appurtenant easements, (5) containing no bankruptcy or creditors' rights exceptions or exclusions; and (6) containing no title exceptions not approved by Bank.
     4.6 Title Exceptions. Copies of all documents creating exceptions to the Title Policy.

     4.7 Survey/Recorded Plat. If the Land is unplatted, three copies of a recent boundary survey of the Land prepared by a registered land surveyor acceptable to Bank and certified to Bank, the title insurance company, and Borrower. Such survey shall contain a certification as to the applicable flood zone(s) for the Land, and a certification that the survey was made in accordance with the Minimum Technical Standards for Surveys as set out in Chapter 21HH-6, Florida Administrative Code. If the Land is platted, a copy of the recorded plat for the Land, together with a certification that the plat is the most recent recorded plat on record.

     4.8 Flood Hazards. Evidence as to whether or not the Land is located within an area identified as having "special flood hazards" as such term is used in the federal Flood Disaster Protection Act of 1973.

     4.9 Flood Hazard Insurance. If all or any part of the Improvements is or is to be located in an area having "special flood hazards", a flood insurance application or policy naming the Bank as mortgagee must be submitted to Bank. Satisfactory evidence of premium payments must also be provided.

     4.10 Builder's Risk Insurance. A builder's risk insurance policy meeting the requirements set forth in the Mortgage.

     4.11 Liability Insurance. Liability insurance meeting the requirements set forth in the Mortgage.

     4.12 Borrower's Organizational Documents and Resolutions. A certified copy, from the appropriate governmental body or corporate officer, of organizational documents of Borrower, and any partner of Borrower, as appropriate, certifying that Borrower and/or such partner (i) is duly organized, validly existing, and in good standing under the state of its existence, (ii) has the authority under such documents and laws to enter into the Loan as contemplated by the Loan Documents, and (iii) has made all appropriate filings, including without limitation, qualification to do business in the State of Florida, necessary to enter into the Loan and execute the Loan Documents. Additionally, Borrower shall provide (i) if appropriate, certified resolutions or other internal documents or writing of Borrower and such partner evidencing that Borrower and such partner have taken all requisite organizational action, and received all organizational approvals necessary to enter into the Loan and execute the Loan Documents, and (ii) such other documents or writings as Bank may request.

          4.13 Fictitious Name Certificate. If Borrower utilizes or intends to utilize a fictitious name, a copy of the Fictitious Name Certificate of the Borrower issued by the Florida Secretary of State.

          4.14 Attorney's Opinion: The written opinions of counsel to Borrower addressed to Bank acceptable to Bank and Bank's counsel as to those matters required by Bank. The attorney's opinion, with respect to the enforceability of remedies provided in any instrument may be made subject to or affected by, applicable bankruptcy, moratorium, reorganization, insolvency or similar laws from time to time in effect affecting the rights of creditors generally. As to matters of fact, such opinions may be qualified to the extent of the knowledge of such counsel based upon inquiry and reasonable investigation.

          4.15 Restrictive Covenants. A copy of the executed and recorded homeowners' documents, filed articles of incorporation for the homeowners' associations, executed by-laws for the associations, and any other related documents as Bank may request for the Approved Projects.

          4.16 Assignment of Contracts and Plans. Assignment for the benefit of the Bank of the Engineer's and Architect's contracts and Plans.

          4.17 Permits and Governmental Approvals. A copy certified by Borrower of all applicable permits required for development and completion of the Improvements, including, without limitation, all site development and building permits, and all governmental approvals received to date for the completion of the Approved Project.

          4.18 Taxpayer Identification Number. Borrower's federal taxpayer identification number.

          4.19 Borrower's Affidavit. An affidavit of Borrower regarding the absence of any other parties in possession of the Land, stating that a notice of commencement has not been filed with respect to the Property, the non-commencement of construction, and such other matters as may be requested by Bank.

          4.20 Loan Fees. Borrower agrees to pay to Bank a commitment fee in the amount of $60,000.00 for the first year of the initial two (2) year period and agrees to pay an additional $60,000.00 loan fee on the anniversary date of the Loan. Borrower further agrees to pay to Bank an additional commitment fee in the amount of one half(.50%) of one percentage point for each one (1) year extension granted, payable at the exercise of the extension such that for every year that the Commitment is outstanding, the Bank shall receive one half (.50) of one percentage point. With respect to the Letters of Credit, Borrower agrees to pay to Bank a fee equivalent to one half (.50%) of one percent of the amount of each Letter of Credit issued under the Loan. An additional one half (.50%) of one percent shall be due and payable on each anniversary date of Letters of Credit issued under the $5,000,000.00 sublimit.

          4.21 Facilities For Handicapped. Bank shall have received and approved evidence, satisfactory to Bank, that the plans and specifications do, and the improvements, when constructed, will comply to the extent applicable with all legal requirements regarding access and facilities for handicapped or disabled persons, including, without limitation, and to the extent applicable, Part V of the Florida Building Construction Standards Act entitled "Accessibility by Handicapped Persons", Chapter 553, Fla Stat.; the Federal Architectural Barriers Act of 1988 (42 U.S.C. Section 4151, et.seq.), The Fair Housing Amendment Act of 1988 (42 U.S.C. Section 3601, et.seq), The Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et. seq.), and The Rehabilitation Act of 1973 (29 U.S.C. Section 794).

          4.22 Cost Breakdown. A detailed cost breakdown for each Unit type.

          4.23 Contract. The proposed contract for sale and purchase of a completed Unit, and other documents to be used by Borrower to market and convey Units in the Approved Projects.

          4.24 Appraisals. Appraisals will be required with values for "as is" and "as if fully completed." A ceiling will be established for costs eligible for inclusion in the Borrowing Base on a project by project basis as follows: fifty (50%) percent of "as is" for land held for development and seventy five (75%) percent of "as if" for the combined cost of land, development and direct overhead. Master appraisals will be required at Borrower's expense for product offered for sale and a ceiling will be established for construction costs eligible for inclusion in the Borrowing Base as follows: budgeted and actual construction costs per unit cannot exceed eighty (80%) percent of appraised value less the average lot cost (such average lot cost being determined by including land, development and direct overhead costs on a per unit prorata basis).

          4.25 Miscellaneous. All other Loan Documents or items that are customarily provided in loan transactions of this type and all other loan documents or items set forth in the Commitment.


                                  ARTICLE V
               Site Development and Construction Disbursements

     Bank agrees that it will, from time to time, and so long as there shall exist no Default Condition or Default, but not more frequently than weekly, disburse Loan proceeds for site development and the construction of Units in the Approved Projects, subject to the terms and conditions of this Agreement.

          5.1 Request for Initial Funding for Commencement of Site Develop-ment/Construction of a Unit. When Borrower wishes to commence funding for site development or construction of a particular Unit, Borrower shall submit a draw request, accompanied by all items required in Articles IV and VI, to the extent applicable. All supporting documentation shall be submitted no later than five days prior to the requested date of the initial disbursement. No disbursement by Bank shall constitute an approval or acceptance by Bank of any construction work or constitute a waiver by Bank of any conditions precedent to any future disbursements. Bank shall not be obligated to approve any disbursement of Loan funds for purposes other than those contemplated in this Agreement. The conditions set forth in Article VI hereof must be satisfied before Bank will make the first advance or disbursement for the construction of a Unit, and the conditions set forth in
Article VII hereof must be and remain satisfied before Bank will make each subsequent disbursement or advance for Unit construction or Site Development, as applicable.

          5.2 Interim Draw Requests. No later than five (5) days prior to each Loan disbursement by Bank, Borrower must submit to Bank a Draw Request, which shall include or be accompanied by the requirements set out herein for draws.

          5.3 Disbursement Amounts. Following receipt of a Draw Request and after Bank has verified construction in place, Bank shall determine the amount of the disbursement it will make in accordance with the Borrowing Base Availability, provided no Default Condition or Default exists. Upon request by Bank related to the site development or specific Units, Borrower will provide detailed job cost schedules reflecting costs in place and budgeted line items.

          5.4  Equity Requirements.  Intentionally deleted.

          5.5 Option to Disburse Funds to Pay Obligor or Contractors. If a Default shall exist, at its option, Bank may make Loan disbursements directly to any obligor of the Debt when such party shall be performing the obligations of Borrower hereunder or the general contractor or any unpaid subcontractor, laborer or material supplier providing labor, services or materials in connection with the construction of the Improvements, and the execution of this Loan Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to Bank to so disburse the funds. No further direction or authorization from Borrower shall be necessary to warrant such direct disbursements and all such disbursements shall be secured by the Security Documents as fully as if made to Borrower, regardless of the disposition thereof by the general contractor, any subcontractor, laborer or material supplier so paid.

          5.6 Inspection Fees. The cost to Borrower for inspecting the construction work in place will be $400.00 per month for all Approved Projects. In the event the Construction component of the Borrower Base is not needed to support funding under the Loan, Bank will waive such inspection fee.

          5.7 Engineer's Certification. Borrower's in-house engineer (or the president or any vice president of the Borrower) will certify each Borrowing Base report with respect to all costs incurred for site development, the actual costs of work in place and that the remaining costs to complete each project's site development are within the budgets submitted by Borrower to Bank. With respect to Pembroke Shores and any other Approved Project for which an independent engineer has been hired, Bank will be provided with copies of the site development draw requests reflecting work in place as certified by said Engineer.


                                 ARTICLE VI
            Conditions Precedent to First Disbursement for a Unit

     Bank shall not be obligated to make the first Loan disbursement for construction of a particular Unit until all of the following conditions have been satisfied by proper evidence, execution and/or delivery to Bank of the following items, all in form and substance reasonably satisfactory to Bank and Bank's counsel:

          6.1  There shall be no Loan Default or Default Condition.

          6.2 The Land shall be free and clear of all liens and encumbrances except for Bank's Mortgage, the Permitted Exceptions and any lien approved by Bank.

          6.3 All conditions precedent as set forth in Articles IV and V, as applicable, shall have been satisfied.

          6.4 Bank shall have received an appraisal for such Unit, in form and substance satisfactory to Bank, indicating its "completed value".

          6.5 If the Unit is a Pre-Sold Unit, the requirements necessary for establishing a Firm Contract shall have been met.

          6.6 Bank shall have received satisfactory evidence that the Unit is covered by Borrower's builder's risk insurance policy (subsequent to the installation of the tie beam but prior to truss installation); if the Unit is located in a flood hazard zone, Bank shall have received satisfactory evidence that the Unit is covered by Borrower's flood insurance policy or that application for flood insurance has been made. No advance will be made toward the construction of the Unit subsequent to the slab being poured prior to the effective date of the flood hazard insurance application or policy.

          6.7 Bank shall have received a true and correct copy of the Plans for that Unit type.

          6.8 Bank shall have received a copy of the Notice of Commencement recorded for that Unit under the Florida Construction Lien Act, which Notice of Commencement must have been recorded after the recording of Bank's Mortgage.

          6.9 If such Unit is not already encumbered by Bank's Mortgage, a spreader agreement, spreading the lien of Bank's Mortgage to the land upon which the Unit will be constructed, and providing Bank with a first priority lien, not subject to any exceptions to title which are unacceptable to Bank. Borrower shall have obtained, at its own expense, an endorsement to Bank's title policy insuring that the lien of the Mortgage is a first priority lien encumbering the Unit without any title exceptions which have not been approved by Bank.

          6.10 Bank shall have received and approved Borrower's Draw
Request.

          6.11 There shall not be any construction prior to Bank's receipt of a recorded Notice of Commencement with respect to that Unit and no material shall have been provided to the portion of the Land where the Unit will be located which will be used in the construction of that Unit.

          6.12 Bank is satisfied that all roads necessary for ingress and egress to the Unit and the Approved Project have been completed and that all utility services necessary for the construction of the Improvements are available at the boundaries of the Land and the lot upon which the Unit will be constructed is in a condition which permits construction of a Unit on the lot.

                                 ARTICLE VII

                    Conditions Precedent to Disbursements
                      Following the First Disbursement

          7.1 Periodic Disbursements. Bank shall not be obligated to make any Loan disbursements for site development or construction of a Unit after the first disbursement until the following requirements and conditions have been and remain satisfied as of the date of each such disbursement:

          (a) The real estate is free and clear of all liens and encumbrances except for the Bank's Mortgage, Permitted Exceptions and any lien approved by Bank.

          (b) All evidence, statements and writings required to be furnished under the terms of this Agreement are true and omit no material fact, the omission of which may make them misleading.

          (c) All monies previously advanced have been used solely to pay for financing, labor, materials and fixtures used or to be used in the site development or construction of Improvements.

          (d) No mechanic's or materialmen's lien or other encumbrance shall have been filed and remain in effect against the Land or Improvements.

          (f)  No Event of Default, as herein defined, shall have occurred.

          (g) The building permits for the site development and Improvements have been issued and are posted at the respective construction sites.

          (h) The representations and warranties made in the Loan Documents must be true and correct on and as of the date of each advance.

          (i) As to Unit Construction, as a condition to further disburse-ments after a Unit's foundation has been completed, Borrower shall deliver to Bank a foundation survey consistent with the requirements set forth in
Section 4.8 hereof, in form and substance satisfactory to Bank.

          7.2 Limitations on Disbursements. If any of the above conditions are not satisfied, as determined by Bank, in its sole discretion, Bank shall not be obligated to disburse any Loan proceeds. In addition to the foregoing requirements, Bank reserves the right to require the Borrower to furnish prior to each disbursement at Borrower's expense: (a) a waiver of lien or release of lien from any contractor, subcontractor, supplier, laborer or other lienor who has furnished labor, materials, or other services for construction of the Improvements or who has issued a Notice to Owner or filed a claim of lien; (b) a certificate from the Architect, Engineer, or Bank's inspector, certifying that the Improvements have been completed to date in accordance with the plans and specifications or have been substantially completed in accordance with the plans and specifica-tions; (c) an as-built survey; (d) any permits, certificate of occupancy, licenses, or other evidence of compliance with applicable laws and building codes; (e) an endorsement to Bank's title policy or other form of title update satisfactory to Bank evidencing that the Mortgage continues to be a first lien on the Property and that no intervening liens or other encumbrances not consented to by Bank have been filed against the Property since the recordation of the Mortgage; (f) affidavit of the Borrower that each person or entity supplying materials or performing labor or services in connection with the Improvements has been paid in full; (g) such other items as may be required by the Bank in its discretion.

          7.3 Requirements for Disbursement at Unit Completion. At Bank's request, prior to the final disbursement for a Unit, Borrower shall provide the following items:

          (a) The unconditional certificate of occupancy or final certifi-cate of inspection by appropriate Governmental Authority for the Unit has been delivered to Bank;

          (b) The General Contractor's final waivers and releases of lien made by parties satisfactory to Bank shall have been delivered to Bank.

          (c) Three (3) copies of an "as-built" survey prepared by a registered surveyor consistent the survey requirements set forth in this Agreement and additionally detailing all of the Improvements in place.

          (d) Two (2) sets of detailed as-built Plans approved and identified as such in writing by Borrower, the Architect and the General Contractor. The two sets must include the Plans for all architectural, structural, mechanical, plumbing and electrical work.

          7.4 Requirements for Disbursement at Site Development Completion. At Bank's request, prior to the final disbursement for site development of an Approved Project or Subsequently Approved Project, Borrower shall provide the following items:

          (a) Proof that the site development has been completed in accordance with the Plans and Bank has received an inspection report performed by the Construction Inspector in substance satisfactory to Bank and Construction Inspector's written approval of the final Draw Request.

          (b) Certificates of completion issued in satisfactory form to Bank by the Engineer and the General Contractor including the AIA G704 Certificate of Substantial Completion.

          (c) The General Contractor's final waivers and releases of lien made by parties satisfactory to Bank shall have been delivered to Bank.

          (d) Three (3) copies of an "as-built" survey prepared by a registered surveyor consistent the survey requirements set forth in this Agreement and additionally detailing all of the Improvements in place.

          (e) Two (2) sets of detailed as-built Plans approved and identified as such in writing by Borrower, the Engineer and the General Contractor. The two sets must include the Plans for all site development (including without limitation, mitigation, storm drainage, utility lines and landscaping) work.


                                ARTICLE VIII
                   The Borrower's Covenants and Agreements

          8.1 Payment and Performance. Borrower will pay when due all sums owing to Bank under the Note, this Loan Agreement, the Mortgage and the other Loan Documents, and perform all obligations as outlined or referenced therein.

          8.2 Further Assurances. On demand by Bank, Borrower will do any act and execute any additional documents reasonably required by Bank to secure the Loan, to confirm or perfect the lien of the Security Documents, including, but not limited to, additional financing statements or continua-tion statements, new or replacement notes and/or Security Documents and agreements supplementing, extending or otherwise modifying the Loan Docu-ments, certificates as to the amount of the indebtedness evidenced by the Note from time to time, and certificates that Borrower knows of no defaults by or defenses or set-offs against Bank.

          8.3 Construction. The Borrower will: (a) continue conscien-tiously the construction of the Improvements; (b) not discontinue or permit the discontinuance of work on the Improvements unless delayed by the event of unavailability of materials at reasonable cost, strikes, other labor problems, governmental orders or other events which would support a defense by Borrower based upon impossibility of performance for reasons beyond the control of Borrower; (c) in any event, complete the Improvements, including installation of any required items of personalty in substantial compliance with the Plans, free and clear of liens or claims of liens for material supplied or for labor or services performed in connection with the construc-tion of the Improvements; and (d) not file, prior to the recording of the Mortgage, a Notice of Commencement (not previously terminated or agreed to by Bank) for any Approved Project.

          8.4 Payment of Contractors. Borrower covenants to advise Bank immediately, and in writing if Borrower receives any claim of lien in connection with any services, labor or materials furnished in connection with the construction of Units, and to remove such liens within ten (10) days of the date of filing. Borrower shall comply with the Construction Contract Prompt Payment Law contained in the Florida Construction Lien Law, Chapter 713, Fla. Stat.

          8.5 Fees and Expenses. Whether or not the Loan is made or all Loan proceeds disbursed hereunder, Borrower agrees to pay all expenses incurred by Bank, or by Borrower in order to meet Bank's requirements, in connection with the Loan, including without limitation, commitment and renewal fees or deposits to Bank, fees for appraisal, reappraisal, survey, recording, title insurance, builder's risk and other insurance premiums, brokerage commissions and claims of brokerage, property taxes, intangible taxes, documentary stamp taxes, architect's fees, engineer's fees, inspection fees, the General Contractor's fees, and such legal fees and costs incurred by Bank in connection with the making and administration of the Loan, the enforcement of Bank's rights under the Loan Documents, the renewal, modification, or extension of the Loan, or in connection with litigation or threatened litigation by a third party which arises because Bank made the Loan. Any such amounts paid by Bank shall constitute part of the indebtedness which is secured by the Security Documents, and shall be due and payable upon demand.

          8.6 Insurance. Borrower covenants to maintain insurance as required herein and in the Mortgage.

          8.7 Taxes and Insurance. Upon the request of Bank, Borrower shall submit to Bank such receipts and other statements which shall evidence, to the satisfaction of Bank, that all taxes, assessments and insurance premiums have been paid in full.

          8.8 Title Policy. When requested by Bank during the Loan term, Borrower shall provide an endorsement to the Title Policy certifying that
(a) real estate taxes due through such date have been paid; (b) no additional restrictions or encumbrances are of record which have not been approved by Bank; and (c) no liens or lis pendens have been filed against the Land or the Improvements. In the event that periodic title endorsements are not required to be issued in connection with the title insurance, Borrower agrees to cause title endorsements to be issued as reasonably required by Bank. When requested, after the final disbursement of Loan proceeds, Borrower will provide Bank with an endorsement to the Title Policy insuring the principal balance of the Loan and containing no exceptions not approved by Bank.

          8.9 Additional Construction. Borrower shall not construct or permit the construction of any improvements on the Approved Projects other than those Improvements described in the Plans, or approved in writing by Bank.

          8.10 Reporting Requirements. During the term of the Loan Borrower shall submit to Bank the following:

          (a) Monthly, within twenty (20) days of the end of each month, a Borrowing Base Certificate executed by Borrower certifying the value of the eligible assets in form and content acceptable to Bank.

          (b) Monthly, within twenty (20) days of the end of each month, internally prepared financial statement of the Borrower, including a balance sheet and income statement.

          (c) Monthly, within twenty (20) days of the end of each month, inventory status reports for all active projects, reflecting the number of units sold, closed and under construction, along with a current price list as set forth in the Borrowing Base Schedule "C" attached hereto as Exhibit "4".

          (d) Annually, within one hundred twenty (120) days of year end, by April 30, Borrower will provide Bank with current audited financial statements and such audit shall include verification of Borrowing Base asset allocations.

          8.11 Appraisals. In addition to the appraisals required by Bank in connection with the disbursement of Loan proceeds for the development of lots and construction of Units, updated appraisals shall be prepared at Borrower's expense when requested by Bank or when required in connection with any extension options in the Note. Such appraisals shall be prepared in accordance with written instructions from Bank and by a professional appraiser selected and engaged by Bank. Borrower shall cooperate fully with the appraisal process and shall allow the appraisers reasonable access to the Approved Projects.

          8.12 Hazardous Substances. Borrower affirms and incorporates by reference the representations, warranties, terms, conditions, and indemnities contained in that certain Hazardous Substance Certificate and Indemnification Agreement of even date herewith.

          8.13 Leases Affecting Approved Project. Borrower shall not, without the express prior written consent of Bank, enter into any lease affecting the Approved Project or any part thereof.

          8.14 Assignment of Contracts. As additional security for the Loan and for the performance by Borrower of all of its obligations hereunder, Borrower hereby assigns to Bank all of Borrower's interest in any and all contracts, agreements, permits, licenses, approvals, or other documents or writings relating to the construction, leasing, management or operation of the Improvements, including but not limited to the Construction Documents, the Architect's contract, the Engineer's contract, and the Plans. This assignment shall not, however, be deemed to impose upon Bank any of Borrower's obligations under any such contract. Incident to the assignment of the Construction Documents, the Architect's contract, the Engineer's contract, and the Plans, Borrower will fulfill the obligations of Borrower thereunder, enforce the performance thereof and give immediate notice to Bank of any default by the Architect, the Engineer, or the General Contractor thereunder. Further, Borrower will not, without the prior written consent of Bank (i) materially modify, or amend the terms of the Architect's contract, the Plans, Engineer's contract, or the Construction Documents; or (ii) waive or release the performance of any material obligation to be performed by the Architect, the Engineer, or the General Contractor thereunder.

          8.15 Subordinate Financing. Borrower shall not permit there to exist nor shall Borrower obtain any subordinate financing of the Land or any other property granted as security for the Loan.

          8.16 Transfer of Property of Borrower. The Borrower shall not permit any change in its ownership, its corporate or trade name, the nature and operation of its business or the nature and character of the Borrower or the Approved Projects, nor shall the Borrower sell, assign, transfer, hypothecate or dispose of all or any portion of the Land, Improvements, or the Approved Projects, except as may be permitted hereby, without the prior written consent of Bank, which consent shall be withheld or granted in Bank's sole and absolute discretion.

          8.17 Partial Releases of Property. Provided the Borrower is not then in Default hereunder, under the Note, the Mortgage or any other Loan Document, Bank will provide partial releases in respect of its interest under the Mortgage and other Loan Documents (i) as to any Unit being conveyed to a single purchaser, for no additional release price and (ii) as to land, lots or more than one unit being conveyed to a single purchaser for a release price acceptable to Bank but at an amount not to exceed the eligible amount for funding for such property shown on the most recent Borrowing Base Certificate. Payments made for releases shall be applied by Bank against the outstanding principal of the Loan unless the release payment is calculated to take into account allocable interest or other constituent costs or accruals, in which event Bank may apply the release payment in accord with such calculations. Borrower agrees to reimburse Bank for all out-of-pocket fees and costs, including, without limitation, legal fees, in connection with the granting of such partial releases and shall provide Bank with any and all information requested by Bank with respect to the Unit to be released.

          8.18 Disclosure of Contracts and Notices. Borrower shall disclose to Bank upon demand, the names of all persons with whom Borrower has contracted or intends to contract for any construction or for the furnishing of labor or materials therefor, and when required by Bank obtain the approval by Bank of all such persons. Borrower shall, at all times during the construction period of any Improvements, provide to the Bank, within 10 days of the Borrower's receipt thereof, copies of all notices to owner, claims of lien, and demands for sworn statement of account, issued by any party, whether pursuant to any notice of commencement or otherwise, in connection with the Approved Projects or the Land.

          8.19 Construction Lien Law Notification Requirements: Borrower hereby authorizes Bank to provide written notices to Contractor and lienors providing notices to owner pursuant to Section 713.3471(1)(a), Fla. Stat., and
Section 713.3471(2)(b), Fla. Stat., to the extent such notices are required by law. Borrower hereby releases Bank and waives all claims it may have against Bank for damages Borrower may incur as a result of Bank's failure to deliver said notices. Borrower hereby agrees to provide all required notices to the Contractor and all lienors providing notices to owner in compliance with Section 713.3471(2)(a), Fla. Stat., in a timely fashion.

          8.20 Amendments to Cost Breakdown. If Borrower amends the Cost Breakdown or reallocate items in the Cost Breakdown such that written notice to the Contractor and lienors serving notices to owner would be required under
Section 713.3471(2)(a), Fla. Stat. (1992), Borrower agrees to provide written notice to the Contractor and all required lienors in compliance with Section 713.3471(2)(a), Fla. Stat. Lender shall not be obligated to make any disbursements of Loan proceeds until Borrower has provided Lender with copies of any required notices to the Contractor and required lienors in compliance with
Section 713.3471(2)(a), Fla. Stat., together with evidence that such notices have been countersigned by the Contractor and all lienors who are required to receive the notice under Section 713.3471(2)(a), Fla. Stat., thereby confirming receipt thereof.

          8.21 Americans With Disabilities Act: Borrower covenants and agrees that, during the term of the Loan, to the extent such Act is applicable, the Improvements and Approved Projects will be in full compliance with the Americans with Disabilities Act ("ADA") of July 26, 1990, 42 U.S.C Section 12191, et. seq.) as amended from time to time, and the regulations promulgated pursuant thereto. Borrower shall be solely responsible for all ADA compliance costs, including without limitation, attorneys' fees and litigation costs, which responsibility shall survive the repayment of the Loan and foreclosure of the Land and Improvements.

          8.22 Regulation "Z". The Loan is exempt from the provisions of the Federal Consumers Credit Protection Act (Truth-in-Lending Act) and Regulation "Z" of the Board of Governors of the Federal Reserve System, because Borrower is a person fully excluded therefrom, and/or because the Loan is only for business or commercial purposes of Borrower and the proceeds of the Loan are not being used for personal, household, family or agricultural purposes.

          8.23 Financial Covenants. Borrower at all times maintain its financial condition as follows using generally accepted accounting principles consistently applied, except to the extent modified by the following definitions:

          (a) Minimum Tangible Net Worth: Borrower's "Tangible Net Worth", as defined as the aggregate of total shareholders' equity less any intangible assets and any obligations due from shareholders, partners, employees, and/or affiliates, shall not at any time be less than $21,000,000.00.

          (b) Ratio of Total Debt to Tangible Net Worth: The "Ratio of Borrower's Total Debt to Tangible Net Worth", defined as the aggregate of current liabilities and non-current liabilities (excluding contingent liabilities) divided by Tangible Net Worth, shall not at any time exceed one
(1) to one (1). Borrower's investments in subsidiaries, affiliates and joint ventures will be excluded from the Borrower Base and will be deducted from Tangible Net Worth in calculating Debt/Tangible Net Worth coverage and Minimum Tangible Net Worth ratios.

          (c) Minimum Liquidity. Borrower's "Minimum Liquidity" as measured by unrestricted cash, defined as all available cash excluding any escrowed or pledged cash, shall not at any time be less than $1,000,000.00.

          (d) Losses. No losses in excess of $1,000,000.00 shall be incurred on an annual basis.

          (e) Dividends. Borrower's dividends shall be limited to seventy (70%) percent of the year end Net Profit.

          (f) Additional Debt. No additional debt shall be incurred, excluding Shareholder Debt which must be unsecured if present.

For purposes of this Section 7.24, "Related Parties" shall mean the partners or shareholders of Borrower, or any corporations, trusts, partnership, or other entities in which Borrower owns directly, or indirectly, a fifty one (51%) percent interest.

          8.24 Indemnifications. In connection with the making of the Loan, Borrower shall indemnify and hold Bank and its directors, officers, agents, employees and attorneys harmless from all liability, loss, expense or damage of any kind or nature, including, without limitation, any suits, proceedings, claims, demands, or damages (including attorneys' fees and costs paid or incurred in connection therewith at both trial and appellate levels), incurred or arising by reason of:

          (a) the Commitment or the making of the Loan (except for liability, loss, expense, or damage arising from the negligent or willful misconduct of Bank);

          (b) Any claim or action for the payment of any brokerage commissions or fees which may be claimed to be payable in connection with the Commitment; and

          (c) the past, present or future handling, storage, transportation, or disposal of hazardous substances upon the Property.

     These indemnification shall survive the full payment and performance of the obligations of the Borrower under the Loan Documents.

          8.24 Lien Waivers. Prior to each Loan disbursement, at Bank's request, Borrower shall provide lien waivers for any contractors, subcontractor, or suppliers who have filed a Notice to Owner for work being performed or materials being supplied on the Approved Projects.


                                 ARTICLE IX
                       Representations and Warranties

          9.1 Representations and Warranties. Borrower hereby represents and warrants to Bank that:

          (a) Representations and Warranties in Mortgage. All of the representations and warranties contained in the Mortgage are true and correct and are incorporated herein by reference as if set out in full.

          (b) Other Financing. The Borrower has not (i) received any other financing for the acquisition of the Land existing as of the date hereof for which a lien equal to or superior to Bank's mortgage could be successfully asserted, or (ii) received any other financing for the construction of the Improvements.

          (c) Plans. The Plans have been approved by the Borrower, the Guarantors, and each appropriate Governmental Authority.

          (d) Governmental Requirements and Other Requirements. Borrower will cause the Units to be constructed in accordance with the Plans submitted to and approved by Bank, and when so constructed the Land and the Units do and shall comply with all covenants, conditions and restrictions affecting the Land or any portion thereof, and do and shall comply with all Governmental Requirements.

          (e) Use of the Approved Projects. There is no (i) plan, study or effort by any Governmental Authority or any nongovernmental person or agency which may adversely affect the current or planned use of the Approved Projects, or (ii) any intended or proposed Governmental Requirement (including, but not limited to, zoning changes) which may adversely affect the current or planned use of the Approved Projects.

          (f) Moratorium. There is no moratorium or like governmental order or restriction now in effect with respect to the Approved Projects and, to the best of Borrower's knowledge, no moratorium or similar ordinance or restriction is now contemplated.

          (g) Permits. All permits, approvals and consents of Governmental Authorities and public and private utilities having jurisdiction necessary in connection with the Approved Projects have been issued and are in good standing.

          (h) Condition of Approved Projects. No defect or condition of the Land or the soil or geology thereof exists which will impair the construction, use, or the operation of the Approved Projects for their intended purpose.

          (i) Labor and Materials. All labor and materials contracted for in connection with the construction of the Improvements shall be used and employed solely on the Land in said construction and only in accordance with the Plans.

          (j) Surveys. The Survey, the recorded plat for the Land, and all plot plans and other documents heretofore furnished by the Borrower to Bank with respect to Land and Improvements are accurate and complete as of their respective dates. There are no encroachments onto the Land and no improve-ments on the Land encroach onto any adjoining property.

          (k) Construction Costs. The Costs supplied to Bank are accurate, true and correct and are satisfactory to Borrower.

          (l) Sale of Securities. The Borrower has not instituted, caused to be instituted or been a party to and, to the best of Borrower's knowledge, there has not been any public offering with respect to the Land and Improvements, or either, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

          (m) Construction Lien Law. At the time of Closing and at the time of the recording of the Mortgage, no work has been done on Improvements or on the Approved Projects by the Borrower or anyone else acting for, or on behalf of the Borrower, and no materials have been placed on the Property by any materialmen or by anyone else which has not been paid current by the Borrower. No Notice of Commencement (not previously terminated or agreed to by Bank) has been recorded in the Public Records with respect to the Approved Projects or the Land at the time of Closing. Borrower shall not permit the commencement of any excavation or construction work of any nature whatsoever, nor the delivery of any materials to the Approved Projects or the Land, prior to the recordation and posting of a Notice of Commencement as hereinafter set forth. Borrower shall execute an appropriate Notice of Commencement and cause the same to be recorded in the public records of the county in which the Property is located in sequence after the recording of the Mortgage. Borrower shall post a certified copy of the Notice of Commencement on the Approved Projects, in strict conformity with the Florida Construction Lien Law. If construction is commenced prior to the recordation and posting of the Notice of Commencement, or the Notice of Commencement is recorded prior to the Mortgage, Bank shall have the absolute right to cancel this Agreement and be immediately reimbursed by Borrower for all disbursements of loan proceeds, together with expenses and reasonable attorneys' fees incurred in connection therewith. Construction shall commence within 90 days after recordation of the Notice of Commencement. Construction shall proceed continuously in a workmanlike manner. Bank reserves the right to require Borrower to furnish an itemized cost breakdown for the Improvements to be constructed.

          (n) Representations and Warranties in Other Loan Documents. All of the representations and warranties contained in the other Loan Documents are true and correct.

          9.2 Reliance on Representations. The Borrower acknowledges that Bank has relied upon the Borrower's representations and is not charged with any knowledge contrary thereto that may be received by an examination of the public records wherein the Land is located or that may have been received by any officer, director, agent, employee or shareholder of Bank.

          9.3 Certificate Regarding Loan Status. Upon Bank's request, Borrower shall provide Bank with a written certification, certifying to such matters related to the Loan as Bank may request, including, but not limited to, a statement that Borrower is not in Default and that no Default Conditions have occurred.


                                  ARTICLE X
                              Events of Default

          10.1 Default. The occurrence of any one or more of the following events (time being of the essence as to this Loan Agreement and all of its provisions) constitutes a "Default" by Borrower under this Loan Agreement, and at the option of Bank, under the other Loan Documents:

          (a) Scheduled Payment. Borrower's failure to make any payment required under the Note when due. Notwithstanding the foregoing, Borrower shall have a ten (10) day grace period as to the payment of interest and other charges.

          (b) Monetary Default. Borrower's failure to make any other payment required by this Loan Agreement or the other Loan Documents when due.

          (c) Other. Borrower's failure to perform any other obligation imposed upon Borrower by this Loan Agreement or any other Loan Document within 30 days after written notice from Bank. This provision shall not be construed to provide Borrower with any grace period in complying with any obligations imposed on Borrower by the terms of the Loan Documents.

          (d) Representation. Any representation or warranty of Borrower contained in this Loan Agreement or in any certificate delivered pursuant hereto, or in any other instrument or statement furnished in connection herewith, proves to be incorrect or misleading in any adverse respect as of the time when the same shall have been made, including, without limitation, any and all financial statements, operating statements, and schedules attached thereto, furnished by Borrower to Bank or pursuant to any provision of this Loan Agreement.

          (e) Bankruptcy. Borrower (i) files a voluntary petition in bankruptcy or a petition or answer seeking or acquiescing in any reorganiza-tion or for an arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself pursuant to the United State Bankruptcy Code or any similar law or regulation, federal or state, relating to any relief for debtors, now or hereafter in effect; or (ii) makes an assignment for the benefit of creditors or admits in writing its inability to pay or fails to pay its debts as they become due; or (iii) suspends payment of its obligations or takes any action in furtherance of the foregoing; or (iv) consents to or acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator or other similar official of Borrower, a general partner of Borrower for all or any part of the Collateral or other assets of such party, or either; or (v) has filed against it an involuntary petition, arrangement, composition, readjustment, liquidation, dissolution, or an answer proposing an adjudication of it as a bankrupt or insolvent, or is subject to reorganization pursuant to the United States Bankruptcy Code, an action seeking to appoint a trustee, receiver, custodian, or conservator or liquidator, or any similar law, federal or state, now or hereinafter in effect, and such action is approved by any court of competent jurisdiction and the order approving the same shall not be vacated or stayed within sixty (60) days from entry; or (vi) consents to the filing of any such petition or answer, or shall fail to deny the material allegations of the same in a timely manner.

          (f) Judgments. (1) A final judgment other than a final judgment in connection with any condemnation is entered against Borrower, that (i) adversely affects the value, use or operation of the Land or the Improvements in Bank's sole judgment, or (ii) adversely affects, or may adversely affect, the validity, enforceability or priority of the lien or security interest created by the Mortgage or any other Loan Document in Bank's sole judgment, or both; or (2) execution or other final process issues thereon with respect to the Land or the Improvements; and (3) Borrower does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereon, in any event within thirty (30) days from entry, or Borrower shall not, within such period or such longer period during which execution on such judgment shall have been entered, and cause its execution to be stayed during such appeal, or if on appeal such order, decree or process shall be affirmed and Borrower shall not discharge such judgment or provide for its discharge in accordance with its terms within sixty (60) days after the entry of such order or decree or affirmance, or if any stay of execution on appeal is released or otherwise discharged.

          (g) Liens. Any federal, state or local tax lien or any claim of lien for labor or materials or any other lien or encumbrance of any nature whatsoever is recorded against Borrower or the Land or Improvements and is not removed by payment or transferred to substitute security in the manner provided by law, within ten (10) days after it is recorded in accordance with applicable law.

          (h) Other Notes or Mortgages. Borrower's default in the performance or payment of Borrower's obligations under any other note, or under any other mortgage encumbering all or any part of the Land or the Improvements, if the other mortgage is permitted by the Bank, whether such other note or mortgage is held by Bank or by any other party.

          (i) Borrower Default Under Loan Documents. Borrower's default in the payment or performance of any of Borrower obligations under any of the Loan Documents, including this Loan Agreement and any riders thereto.

          (j) Borrower's Actions. Any action by Borrower which would, in the opinion of Bank, significantly endanger the security of the Loan will render the Loan payable on demand.

          (k) Borrower's Continued Existence. Borrower shall cease to exist or to be qualified to do or transact business in the State in which the Land and Improvements are located, or shall be dissolved or shall be a party to a merger or consolidation, or shall sell all or substantially all of its assets, or shall change its corporate name or trade name without prior written notice to Bank.

          (l) Stock in Borrower. Without the prior written consent of Bank, any shares of stock of Borrower are issued, sold, transferred, conveyed, assigned, mortgaged, pledged, or otherwise disposed of so as to result in change of control of Borrower, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into.

          (m) Transfer of Property or Ownership. Any sale, conveyance, transfer, assignment, or other disposition or encumbrance of all or any part of the Land, Improvements, or the Approved Projects, or any ownership interest in Borrower or any guarantor without the prior consent of Bank or except as otherwise permitted hereby.

          (n) False Statement. Any statement or representation of Borrower contained in the loan application or any financial statements or other materials furnished to Bank or any other lender prior or subsequent to the making of the Loan secured hereby are discovered to have been false or incorrect or incomplete.

          (o) Default Under Indemnity. Borrower or any guarantor shall default under any obligation imposed by any indemnity whether contained within any of the Loan Documents, the Hazardous Waste Certification and Indemnification, or otherwise.

          (p) Cross Default. Any default by the Borrower under any other documents or instruments evidencing any other loans by Bank to Borrower or in any mortgages or other collateral documents securing such loans.

          (q) Non-Compliance with the Plans and Specifications. Failure of any of the materials supplied for the construction of the Units to comply with the Plans and Specifications or any requirements of any Governmental Authority unless the Borrower undertakes and diligently pursues the correction of such failure.

          (r) Projected Completion of Construction. Failure to construct the Improvements with reasonable dispatch, or the discontinuance of construction unless delayed by the event of unavailability of materials at reasonable cost, strikes, other labor problems, governmental orders or other events which would support a defense by Borrower based upon impossibility of performance for reasons beyond the control of Borrower, or determination by Bank that construction of the Improvements will not be timely completed and Borrower's failure to complete, cure or provide satisfactory assurances after notice or demand from Bank.

          (s) Non-Payment of Debts. Borrower is generally not paying its debts as such debts become due.

          (t) Securities Laws Violation. The assertion of any violation of the 1933 Securities Act, 1934 Securities Act or the Florida Blue Sky Laws by any Governmental Authorities or the institution of any securities litigation not dismissed within sixty (60) days of the commencement of same.

          (u)  Non-Compliance with Homeowner Association Documents.
Borrower shall fail to perform any duty required of it, fulfill any condition, abide by any covenant or in any manner default under the homeowners' association documents encumbering the Approved Projects, if any.

          (v) Adverse Actions. Any legal or equitable action is commenced against Borrower which, if adversely determined, could reasonably be expected to impair substantially the ability of Borrower to perform each and every obligation under the Loan Documents and this Agreement.

          (w) Government Challenges. The validity of any permit, approval or consent by any Governmental Authority relating to the Land, the Improve-ments, or the Approved Projects, or the operation thereof is challenged by a proceeding before a board, commission, agency, court or other authority having jurisdiction.

          (x) Letters of Credit. A Letter of Credit issued by Bank is drawn upon by the beneficiary of such instrument and Borrower, after notice from Bank, has not repaid Bank for the amount of the disbursement under such Letter of Credit within two (2) business days. During the two (2) business day period or until the amount disbursed is repaid to Bank, whichever is earlier, Bank shall suspend any disbursements to Borrower under the Loan.

          (y) Miscellaneous. If at any time the Bank shall determine that there has been a material adverse change in the financial condition or prospects of Borrower, which is not corrected or cured after reasonable notice from Bank.


                                 ARTICLE XI
                         Bank's Rights and Remedies

     The following rights and remedies are available to Bank:

          11.1 Acceleration. Upon the occurrence of a Default, the entire unpaid principal balance of the Loan and all accrued but unpaid interest thereon and any costs or expenses then due to Bank and any and all other obligations of Borrower to Bank, shall, at the option of Bank and without notice to Borrower, become immediately due and payable.

          11.2 Completion of Construction. From and after the occurrence of a Default, Bank shall be entitled to have and use the Plans and the Construction Documents and, after first having given written notice to the Architect, the Engineer, or the General Contractor, shall be entitled from and after such notice to enjoy and enforce all of the rights of Borrower under the Architect's contract, Engineer's contract, the Plans or the Construction Contracts. Borrower hereby irrevocably constitutes and appoints Bank its true and lawful attorney-in-fact with full power of substitution in the Approved Projects to complete the Improvements in the name of Borrower. Borrower hereby empowers Bank as it attorney-in-fact as follows: (a) to use any funds of Borrower, including any Loan proceeds or equity deposits which may remain undisbursed hereunder, for the purpose of completing the Improvements in accordance with the Plans; (b) to make such additions, changes, modifications, or corrections in, or deviations from, the Plans as shall be necessary or desirable to complete the Improvements;
(c) to employ such contractors, subcontractors, agents, architects, engineers, inspectors, or other parties as shall be required for said purposes; (d) to pay, settle, or compromise all existing bills and claims which may be liens against the Improvements or as may be necessary or desirable in the sole discretion of Bank for the completion of the Improvements or for clearance of title; (e) to direct use of and/or use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Improvements; (f) to execute all applications and certificates in the name of Borrower which may be required by the Construction Documents, the Architect's contract, the Engineer's contract, Plans, or any of the contract documents; (g) to prosecute and defend all actions or proceedings in connection with the Approved Project or the construction of the Improvements and take such action and require such performance as Bank shall deem necessary under any performance or payment bond; and (h) to do any and every act with respect to construction or completion of the Improvements or the closing of any permanent financing which Borrower might do in its own behalf including, without limitation, execution, acknowledgment, and delivery of all instruments, documents, and papers in the name of Borrower as may be necessary or desirable in the sole discretion of Bank. It is further understood and agreed that this power of attorney which shall be deemed to be a power coupled with an interest, cannot be revoked. All sums expended by Bank pursuant hereto shall be deemed to have been disbursed to Borrower and secured by the Security Docu-ments, and the other Loan Documents.

          11.3 Disputes. Where disputes have arisen which, in the opinion of Bank, may endanger timely completion of the Improvements or fulfillment of any condition or covenant herein, Bank may agree to disburse Loan proceeds for the account of Borrower without prejudice to Borrower's rights, if any, to recover said proceeds from the party to whom paid. Such agreement or agreements may take the form which Bank in its discretion deems proper, including, but without limiting the generality of the foregoing, agreements to indemnify (on behalf of Borrower and/or for Bank's own account) any title insurer against possible assertion of lien claims, agree-ments to pay disputed amounts and the like. All sums paid or agreed to be paid pursuant to such undertaking shall be advances of Loan proceeds.

          11.4 Remedies Cumulative; Nonwaiver. All remedies of Bank provided for herein or in the other Loan Documents are cumulative and shall be in addition to any and all other rights and remedies provided for or available under the other Loan Documents, at law or in equity. The exercise of any right or remedy by Bank hereunder shall not in any way constitute a cure or waiver of a Default Condition or a Default hereunder or under the Loan Documents, or invalidate any act done pursuant to any notice of the occurrence of a Default Condition or Default, or prejudice Bank in the exercise of any of its rights hereunder or under any of the other Loan Docu-ments, unless, in the exercise of said rights, Bank realizes all amounts owed to it under the Loan Documents.

          11.5 No Liability of Bank. Whether or not Bank elects to employ any or all remedies available to it in the event of an occurrence of a Default Condition or Default, Bank shall not be liable for the construction of or failure to construct or complete or protect the Improvements or for payment of any expense incurred in connection with the exercise or any remedy available to Bank or for the construction or Completion of the Improvements or for the performance or nonperformance of any other obligation of Borrower.

          11.6 Security Interest. It is understood and agreed that Bank shall have and enjoy and is hereby granted a lien on, and a security interest in, all collateral described in the Mortgage, and including without limitation, any and all materials (stored on-site or off-site), reserves, deferred payments, deposits or advance payments for materials (stored on-site or off-site) undisbursed Loan proceeds, insurance refunds, impound accounts, refunds for overpayment of any kind, and such lien and security interest shall constitute additional security for the Indebtedness of Borrower to Bank, and Bank shall have and possess any and all rights and remedies of a secured party provided by law with respect to enforcement of and recovery on its security interest on such items and amounts. In the event of a conflict between this paragraph and any security interest granted pursuant to the Mortgage, the Mortgage shall control.

          11.7 Cessation of Funding. Upon the occurrence of a Default, Bank shall have the right to immediately terminate further funding of site development and construction of all Units then under construction irrespec-tive of the stage of completion.


                                 ARTICLE XII
                             General Conditions

     The following conditions shall be applicable throughout the term of this Loan Agreement:

          12.1 Waivers. No waiver of any Default Condition or Default or breach by Borrower hereunder shall be implied from any delay or omission by Bank to take action on account of such Default Condition or Default, and no express waiver shall affect any Default Condition or Default other than the Default specified in the waiver and it shall be operative only for the time and to the extent therein stated. Waivers of any covenants, terms or conditions contained herein must be in writing and shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Bank to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unneces-sary the consent or approval to or of any subsequent or similar act. No single or partial exercise of any right or remedy of Bank hereunder shall preclude any further exercise thereof or the exercise of any other or different right or remedy.

          12.2 Benefit. This Loan Agreement is made and entered into for the sole protection and benefit of Bank and Borrower, their successors and assigns, and no other person or persons have any right to action hereon or rights to the Loan all proceeds at any time, nor shall Bank owe any duty whatsoever to any claimant for labor or services performed or material furnished in connection with the Approved Projects, or to apply any undis-bursed portion of the Loan to the payment of any such claim, or to exercise any right or power of Bank hereunder or arising from any Default Condition or Default by Borrower.

          12.3 Assignment. The terms hereof shall be binding upon and inure to the benefit of the heirs, successors, assigns, and personal representa-tives of the parties hereto; provided, however, that Borrower shall not assign this Loan Agreement or any of its rights, interests, duties or obligations hereunder or any Loan proceeds or other moneys to be advanced hereunder in whole or in part without the prior written consent of Bank and that any such assignment (whether voluntary or by operation of law) without said consent shall be void. It is expressly recognized and agreed that Bank may assign this Loan Agreement, the Note, the Security Documents, and any other Loan Documents, in whole or in part, to any other person, firm, or legal entity provided that all of the provisions hereof shall continue in full force and effect and, in the event of such assignment, Bank shall thereafter be relieved of all liability under the Loan Documents and any Loan disbursements made by any assignee shall be deemed made in pursuant and not in modification hereof and shall be evidenced by the Note and secured by the Security Documents and any other Loan Documents.

          12.4 Amendments. This Loan Agreement shall not be amended except by a written instrument signed by all parties hereto.

          12.5 Terms. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

          12.6 Governing Law and Jurisdiction. This Loan Agreement and the other Loan Documents and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of Florida. Borrower hereby submits to the jurisdiction of the state and federal courts located in Florida and agree that Bank may, at its option, enforce its rights under the Loan Documents in such courts.

          12.7 Publicity. At Bank's request and expense, and subject to applicable laws, regulations and restrictions, Borrower shall place upon the Approved Projects, at a location mutually acceptable to Borrower and Bank, a sign or signs advertising the fact that financing is being provided by Bank. Bank shall also have the right to secure printed publicity through newspaper and other media concerning the Approved Projects and source of financing.

          12.8 Savings Clause. Invalidation of any one or more of the provisions of this Loan Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

          12.9 Execution in Counterparts. This Loan Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Loan Agreement, it shall not be necessary to produce or account for more than one such counterpart.

          12.10 Captions. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Loan Agreement nor the intent of any provision hereof.

          12.11 Notices. All notices required to be given hereunder shall be given in accordance with the requirements of the Mortgage.

          12.12 Mandatory Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Loan Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Loan Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Loan Agreement applies in any court having jurisdiction over such action.

          (a) Special Rules. The arbitration shall be conducted in the city of the Borrower's domicile at time of this Loan Agreement's execution and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

          (b) Reservation of Rights. Nothing in this Loan Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Loan Agreement; or (ii) be a waiver by the Bank of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Bank hereto (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. The Bank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

          12.13 Disbursement of Loan Funds at Renewal. If, in Bank's sole and absolute discretion, Bank agrees to extend the Loan, and the outstanding principal balance of the Loan is less than the original, principal Loan amount at the time of the extension, then Bank may, in its sole and absolute discretion, but is not obligated to, disburse sufficient Loan funds to increase the outstanding principal balance of the Loan up the original, principal amount of the Loan, provided that Borrower pledges to Bank as additional security for the Loan liquid collateral in kind and amount acceptable to Bank in its sole discretion and deposits the same in an account with Bank. In connection with any such pledge of liquid collateral, Borrower shall deliver to Bank any original securities or other instruments evidencing the collateral and shall execute such security agreements, assignments, powers-of-attorney, stock powers, endorsements, financing statements or other documentation as Bank may require to establish and perfect the security interest so granted by Borrower. Nothing contained herein shall constitute Bank's agreement or commitment to renew the Loan.

     IN WITNESS WHEREOF, Borrower and Bank have executed this Loan Agreement as of the above written date.

                                             Heftler Realty Co., a Florida
                                               corporation
- - ------------------------------------------
Witness
                                             By: /s/ Joel B. Kovin
- - ------------------------------------------       ---------------------------
Witness                                              Joel B. Kovin
                                                 Its:  Vice President
                                                       "Borrower"


                                             NATIONSBANK OF FLORIDA, N.A.

- - ------------------------------------------
Witness
                                             By: /s/ Carmen de Essaye
- - ------------------------------------------      ----------------------------
Witness                                              Carmen de Essaye
                                               Its:Assistant Vice President
                                                          "Bank"

                                  EXHIBITS


              "1"       Borrowing Base Certificate

              "2"       Borrowing Base Schedule "A"

              "3"       Borrowing Base Schedule "B"

              "4"       Borrowing Base Schedule "C.1, C.2, and C.3"

              "5"       Request For Funding